                          TRIQUINT SEMICONDUCTOR, INC.
                                  EXHIBIT 11.1
                      CALCULATION OF NET INCOME PER COMMON
                          AND COMMON EQUIVALENT SHARES
                  (In thousands, except per share information)



                                             THREE MONTHS ENDED            NINE MONTHS ENDED
                                        ----------------------------  ----------------------------
                                        SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                             1997           1996           1997           1996
                                        -------------  -------------  -------------  -------------
Net income (loss)                         $     1,314    $     1,852    $    5,347      $    4,626
                                          -----------    -----------    ----------      ----------
                                          -----------    -----------    ----------      ----------
Primary weighted average number of
      common and common equivalent
      shares outstanding                        9,231          8,798         9,126           8,732
                                          -----------    -----------    ----------      ----------
                                          -----------    -----------    ----------      ----------
Net income (loss) per common
      and common equivalent share         $      0.14    $      0.21     $    0.59       $    0.53
                                          -----------    -----------    ----------      ----------
                                          -----------    -----------    ----------      ----------
Fully dilluted weighted average number of
      common and common equivalent
      shares outstanding                        9,309          8,882         9,253           8,851
                                          -----------    -----------    ----------      ----------
                                          -----------    -----------    ----------      ----------
Net income (loss) per common
      and common equivalent share         $      0.14    $      0.21     $    0.58       $    0.52
                                          -----------    -----------    ----------      ----------
                                          -----------    -----------    ----------      ----------
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